Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

InteliStaf Holdings, Inc.

Years Ended December 31, 2006, 2005 and 2004

With Report of Independent Auditors

InteliStaf Holdings, Inc.

Consolidated Financial Statements

Years Ended December 31, 2006, 2005 and 2004

Report of Independent Auditors

The Board of Directors and Stockholders

InteliStaf Holdings, Inc.

We have audited the accompanying consolidated balance sheets of InteliStaf Holdings, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of InteliStaf Holdings, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

March 1, 2007

InteliStaf Holdings, Inc.

Consolidated Balance Sheets

	December 31
	2006	2005
	(In Thousands, Except for Per Share Amounts)
Assets
Current assets:
Cash and cash equivalents	$18	$22
Accounts receivable, net of allowance for doubtful accounts of $1,799 and $2,802 in 2006 and 2005, respectively	35,807	39,462
Prepaid expenses and other current assets	2,325	2,184

Total current assets	38,150	41,668

Property and equipment, net	3,860	6,025
Deferred financing costs, net of accumulated amortization of $1,321 and $443 in 2006 and 2005, respectively	898	1,242
Intangible assets, net of accumulated amortization of $538 and $354 in 2006 and 2005, respectively	1,562	1,746
Goodwill	60,766	60,766
Other assets	1,468	2,275

Total assets	$106,704	$113,722

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,381	$6,234
Accrued expenses	20,556	23,070

Total current liabilities	23,937	29,304

Long-term debt, less current maturities	33,048	36,092
Other long-term liabilities	2,957	2,918

Total liabilities	59,942	68,314

Minority interest	173	173

Stockholders’ equity:
Common stock:
Class A, $0.01 par value, 100,000 shares authorized; 53,530 shares issued	1	1
Class B, $0.01 par value, 100,000 shares authorized; 64,346 shares issued	—	—
Class C, nonvoting, $0.01 par value, 50,000 shares authorized; 2,707 shares issued	—	—
Class D, nonvoting, $0.01 par value, 651 shares authorized and issued	—	—
Class E, $0.01 par value, 10,000 shares authorized; 7,500 shares issued	—	—
Additional paid-in capital	85,915	81,747
Accumulated deficit	(38,426)	(35,612)
Treasury stock, at cost, 34,571 shares	(901)	(901)

Total stockholders’ equity	46,589	45,235

Total liabilities and stockholders’ equity	$106,704	$113,722

See accompanying notes to consolidated financial statements.

InteliStaf Holdings, Inc.

Consolidated Statements of Operations

	Year Ended December 31
	2006	2005	2004
	(In Thousands)
Revenues	$260,969	$274,215	$304,240
Cost of services	204,083	220,503	233,452

Gross profit	56,886	53,712	70,788

Selling, general, and administrative expenses:
Salaries and employee benefits	35,551	37,002	38,864
Other administrative	15,807	25,108	28,173
Depreciation and amortization expense	2,664	3,211	4,486
Goodwill impairment	—	23,100	—

Income (loss) from operations	2,864	(34,709)	(735)

Minority interest in income of subsidiary	221	242	484
Interest expense	5,183	5,557	4,537
Other income, net	—	(15)	(127)

Loss before income taxes	(2,540)	(40,493)	(5,629)
Provision for (benefit from) income taxes	274	831	(2,115)

Net loss	$(2,814)	$(41,324)	$(3,514)

See accompanying notes to consolidated financial statements.

InteliStaf Holdings, Inc.

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-In	Retained	Treasury	Notes	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Earnings	Stock	Receivable	Income (Loss)	Equity
	(In Thousands Except Share Amounts)
Balances at December 31, 2003	89,270	$1	$41,230	$9,226	$(425)	$(436)	$(108)	$49,488
Issued in StarMed acquisition	31,864	—	40,000	—	—	—	—	40,000
Issuance of Class C Common Stock – 100 shares	100	—	40	—	—	—	—	40
Stock based compensation	—	—	375	—	—	—	—	375
Comprehensive loss:
Net loss	—	—	—	(3,514)	—	—	—	(3,514)
Change in fair value of interest rate swap, net of tax benefit of $126	—	—	—	—	—	—	214	214

Comprehensive loss								(3,300)

Balances at December 31, 2004	121,234	1	81,645	5,712	(425)	(436)	106	86,603
Stock-based compensation	—	—	102	—	—	—	—	102
Exchange of shareholder notes receivable for 1,075 shares of treasury stock	—	—	—	—	(436)	436	—	—
Repurchase of Class C common stock – 100 shares	—	—	—	—	(40)	—	—	(40)
Comprehensive loss:
Net loss	—	—	—	(41,324)	—	—	—	(41,324)
Change in fair value of interest rate swap, net of tax benefit of $61	—	—	—	—	—	—	(106)	(106)

Comprehensive loss								(41,430)

Balances at December 31, 2005	121,234	1	81,747	(35,612)	(901)	—	—	45,235
Stock-based compensation	—	—	418	—	—	—	—	418
Class E common stock issued	7,500	—	3,750	—	—	—	—	3,750
Abandonment of 31,864 shares of Class B common stock	—	—	—	—	—	—	—	—
Abandonment of 637 shares of Class C common stock	—	—	—	—	—	—	—	—
Comprehensive loss:
Net loss	—	—	—	(2,814)	—	—	—	(2,814)

Comprehensive loss								(2,814)

Balances at December 31, 2006	128,734	$1	$85,915	$(38,426)	$(901)	$—	$—	$46,589

See accompanying notes to consolidated financial statements.

InteliStaf Holdings, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31
	2006	2005	2004
	(In Thousands)
Operating activities
Net loss	$(2,814)	$(41,324)	$(3,514)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	2,664	3,211	4,486
Amortization of deferred financing costs	878	1,512	635
Loss on disposal of fixed assets	42	116	—
Goodwill impairment	—	23,100	—
Forgiveness of long-term notes payable	—	—	723
Stock-based compensation expense	418	102	375
Provision (reversal) of losses for bad debts	(611)	(236)	1,981
Minority interest in income of subsidiary	221	242	484
Deferred income taxes	—	1,942	(454)
Changes in operating assets and liabilities:
Accounts receivable	4,266	3,817	5,755
Prepaid expenses and other current assets	(141)	6,226	(4,024)
Other assets, net	807	(370)	(296)
Accounts payable	(2,778)	2,136	750
Accrued expenses and other liabilities	(2,551)	4,945	(4,669)

Net cash provided by operating activities	401	5,419	2,232

Investing activities
Purchases of property and equipment	(376)	(700)	(1,842)
Acquisition of a business, net of cash acquired	—	—	(2,016)
Proceeds from disposal of property and equipment	18	—	—

Net cash used in investing activities	(358)	(700)	(3,858)

Financing activities
Payments of long-term borrowings	(3,044)	(7,964)	(1,538)
Proceeds from issuance of common stock	3,750	—	40
Payments of deferred financing costs	(533)	(1,686)	—
Purchase of treasury stock	—	(40)	—
Dividends paid to holders of minority interest in subsidiary	(220)	(381)	(541)

Net cash used in financing activities	(47)	(10,071)	(2,039)

Decrease in cash and cash equivalents	(4)	(5,352)	(3,665)
Cash and cash equivalents, beginning of year	22	5,374	9,039

Cash and cash equivalents, end of year	$18	$22	$5,374

Supplemental disclosures of cash flow information
Cash paid for interest	$5,108	$3,096	$3,745

Cash paid for income taxes	$142	$71	$500

Value of shares issued for StarMed acquisition	$—	$—	$40,000

See accompanying notes to consolidated financial statements.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements

Years Ended December 31, 2006, 2005 and 2004

1. Organization and Operations

InteliStaf Holdings, Inc. (Holdings) and one of its wholly owned subsidiaries, InteliStaf Group, Inc. (Group) (collectively, the Company), were formed on October 27, 2000 (Inception), and acquired certain subsidiaries and businesses of Gentiva Health Services (Flying Nurses Corporation and Health Services Staffing, Inc., and certain other operations, collectively referred to as Gentiva) and InteliStaf Benefits, Inc., Arjay Services, Inc., and InteliStaf, Inc. (collectively referred to as InteliStaf). In 2004, the Company acquired StarMed Health Personnel, Inc. and StarMed Management, Inc. (StarMed).

The Company’s operations and markets are conducted in, and consist of, approximately 70 locations throughout the United States. The Company employs qualified medical professionals who provide on-site medical services to the Company’s clients, including contract and per diem nursing services, therapists, and other allied health service professionals.

2. Business Combination

On February 2, 2004, the Company acquired StarMed Health Personnel, Inc. and StarMed Management, Inc. (StarMed), the staffing divisions of RehabCare Group, Inc., for 31,227 shares of Class B common stock and 637 shares of Class C common stock. StarMed provided similar services to that of InteliStaf. The acquisition was accounted for under the purchase method of accounting, and the operating results of the acquired company have been included in the Company’s consolidated results since the date of the acquisition. The tangible assets acquired and liabilities assumed have been recorded at fair market value as of the acquisition date, with the remaining purchase price allocated to goodwill in the amount of $18.5 million and amortizable intangible assets in the amount of $2.1 million. The purchase price allocation was based on an independent appraisal. The aggregate purchase price was approximately $42.0 million, which included $40.0 million of common stock and $2.0 million of transaction costs, which primarily consisted of fees paid for financial advisory, legal, and accounting services. Factors that contributed to a purchase price resulting in the recognition of goodwill included expanded geographic presence, customer base, and significant operating synergies.

The following represents the allocation of the purchase price:

Amount
(In Thousands)
Current assets	$25,769
Property, plant, and equipment	2,048
Goodwill	18,529
Intangible assets	2,100
Other long-term assets	1,094
Current liabilities	(5,636)
Long-term liabilities	(1,888)

Total purchase price	$42,016

In connection with the acquisition of StarMed, the Company recorded $0.4 million of severance and $1.9 million of redundant lease liability in the allocation of purchase price in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Purchase Combination. All of the severance costs were paid in 2004.

3. Summary of Significant Accounting Policies

Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, the following: economic conditions facing the staffing industry generally; uncertainties related to the job market and the ability to attract and retain qualified candidates; the ability to manage debt level and interest expense; the ability to achieve and manage growth; the ability to successfully identify suitable acquisition candidates, complete acquisitions, or integrate acquired businesses into operations; the ability to attract and retain qualified personnel; the ability to develop new services; the ability to cross-sell services to existing clients; the ability to enhance and expand existing offices; the ability to open new offices; general economic conditions; and other factors.

Credit risk with respect to accounts receivable is dispersed due to the nature of the business and the large number of customers. No one customer represented greater than 10% of accounts receivable as of December 31, 2006, 2005 and 2004, or 10% of revenues for the years then ended.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and assumptions used in preparing the financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned or controlled subsidiaries. InteliStaf of Oklahoma, LLC (Oklahoma) is a subsidiary of InteliStaf with a 32% minority investor. All significant intercompany transactions and accounts have been eliminated.

Cash and Cash Equivalents

The Company considers cash on deposit with financial institutions and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company generally limits its investments in cash equivalents to money market funds and certificates of deposit.

Property and Equipment

Property and equipment are recorded at cost. Cost includes major expenditures for improvements and replacements that extend useful lives or increase capacity. For financial statement purposes, property and equipment are depreciated using the straight-line method over the following lives:

Leasehold improvements	3 to 10 years
Furniture, fixtures, and equipment	5 to 7 years
Computer software and equipment	3 years
Computer equipment under capital lease	5 years
Computer software developed for internal use	7 years

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Leasehold improvements are depreciated over the lesser of the useful lives of the assets or the lease term. Amortization of assets under capital leases is included in depreciation expense. Depreciation expense for the years ended December 31, 2006, 2005 and 2004, was $2.5 million, $3.0 million and $3.3 million, respectively.

Impairment of Long-Lived Assets

The Company continually evaluates the propriety of the carrying amount of long-lived assets, excluding goodwill, as well as the related depreciation or amortization periods to determine whether current events and circumstances warrant adjustments to the carrying values and/or revised estimates of useful lives. If indicators of impairment are present, the Company projects the undiscounted cash flows over the remaining useful lives of the long-lived assets.

The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted cash flows are not expected to be adequate to recover the carrying amounts of long-lived assets, such carrying amounts will be written down by charges to expense in amounts equal to the excess of the carrying amount of the related assets over their estimated fair values. Estimated fair values are based on discounted cash flows. The Company recorded no impairment charges for long-lived assets during the years ended December 31, 2006, 2005 and 2004.

Intangible Assets

In conjunction with the acquisition of StarMed, the Company acquired strategic customers and the related revenue. The Company is amortizing these intangible assets over a period of 9 to 15 years based on the expected customer attrition rate.

	Year Ended December 31
	2006	2005
	(In Thousands)
Customer lists	$2,100	$2,100
Less accumulated amortization	(538)	(354)

Net other intangible assets	$1,562	$1,746

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Amortization expense for intangible assets for the years ended December 31, 2006, 2005 and 2004, was $0.2 million, $0.2 million, and $1.8 million, respectively. The Company anticipates amortization of intangible assets to be as follows for the years ended December 31: 2007 – $0.2 million; 2008 – $0.2 million; 2009 – $0.2 million; 2010 – $0.2 million; 2011 – $0.2 million; and thereafter – $0.6 million.

Goodwill

Goodwill represents the costs of acquired businesses in excess of net identifiable tangible and intangible assets. At December 31, 2006 and 2005, the Company’s goodwill, net of amortization and impairment, consisted of $60.8 million, arising primarily from its acquisitions of Gentiva, InteliStaf, StarMed Health Personnel, Inc., and StarMed Management, Inc.

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, the Company performs an annual test of impairment for goodwill and other indefinite lived intangible assets. The impairment analysis is performed more frequently if events or changes in circumstances indicate that the carrying amount of such assets may exceed fair value.

The Company performed the annual test of impairment of its goodwill as of October 1, 2006, and determined there was no impairment. The fair value was estimated using the expected present value of future cash flows based on the earnings forecast for the next ten years.

For the year ended December 31, 2005, the Company recorded an impairment charge to goodwill of $23.1 million, based on the annual test of impairment of its goodwill and other intangible assets as of October 1, 2005. The Company’s fair value was negatively impacted by lower than expected earnings in 2005 due to the loss of market share and limited market growth.

A summary of changes in the Company’s goodwill during 2005 and 2006 is as follows (in thousands):

Balance as of January 1, 2005	$83,866
2005 impairment loss	(23,100)

Balance as of December 31, 2005	$60,766

Balance as of December 31, 2006	$60,766

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Deferred Financing Costs

Deferred financing costs represent costs incurred to obtain financings, or amendments thereto, and are amortized over the related terms of the borrowings (see Note 7).

Accrued Expenses

Accrued expenses consist of the following:

	Year Ended December 31
	2006	2005
	(In Thousands)
Salaries, wages, and payroll taxes	$7,261	$7,649
Insurance reserves	8,125	8,678
Subcontracted labor	2,141	2,601
Interest and other accrued liabilities	3,029	4,142

	$20,556	$23,070

Insurance

The Company insures certain risks related to workers’ compensation, medical claims, and professional and general liability insurance under self-insured retention and deductible programs. The reserve amounts are based upon historical loss development trends provided by insurance companies, estimated reserves on pending claims, and estimates of incurred but not reported claims based on historical experience and actuarial projections. Such reserve amounts are only estimates and there can be no assurance that the Company’s future obligations will not exceed the amount of its reserves. However, management believes that any differences between the amounts recorded for its estimated liability and the costs of settling the actual claims will not be material to its financial position, results of operations, or cash flows. The Company considers its insurance coverage a transfer of risk to its insurance providers when estimated losses exceed its retention deductibles specific to the individual programs. The Company’s estimated reserves are recorded net of estimated payments by the Company’s insurance carriers.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Share-Based Compensation

As of January 1, 2006, the Company adopted the provisions of SFAS No. 123R, Share Based Payment. This statement requires that the cost resulting from all share-based payment transactions, including stock options, be recognized in the financial statements based upon estimated fair values. Prior to adoption of SFAS No. 123R, the Company accounted for share-based compensation expense on a pro forma basis in accordance with Accounting Principles Board No. 25, Accounting for Stock Issued to Employees, and related Interpretations (APB 25). Under APB 25, for stock options granted at fair value, no compensation cost was recognized, and a disclosure was made regarding the pro forma effect on net earnings assuming compensation cost had been recognized using the “minimum value method,” which determines the excess of the fair value of the stock over the present value on the grant date using a risk-free rate over the expected exercise life of the options. For purposes of pro forma disclosure, the estimated fair value of options is amortized to expense over the options’ vesting periods.

SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB 25 and requires that such transactions be accounted for using prescribed fair-value-based methods. The Company adopted the provisions of SFAS No. 123R using the “modified prospective” transition method, whereby compensation costs are recognized beginning with the effective date (January 1, 2006), for all share-based payments granted or modified after the effective date. Results for the prior period have not been restated to reflect, and do not include, the impact of SFAS No. 123R for the years ended December 31, 2005 and 2004.

The following illustrates the pro forma effect on net income if the Company had applied the fair value recognition under SFAS No. 123 for stock options granted under its stock option plan:

	Years Ended December 31
	2005	2004
	(In Thousands)
Net loss – as reported	$(41,324)	$(3,514)
Add stock-based employee compensation expense included in reported net loss, net of tax	63	234
Deduct stock option expense determined under the fair value method, net of tax	(64)	(397)

Net loss – pro forma	$(41,325)	$(3,677)

The Company used the following assumptions in estimating the fair value of stock options in 2005 and 2004: risk-free interest rate – 3%; weighted-average expected life of options – 5 years.

Advertising Costs

The Company expenses advertising costs as incurred. For the years ended December 31, 2006, 2005 and 2004, the Company incurred advertising expenses of approximately $1.2 million, $1.7 million and $2.0 million, respectively.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Revenue Recognition and Accounts Receivable

The Company recognizes revenues when services are provided to customers based on records of time worked and contractual terms. Accounts receivable are recorded based on billing rates in effect at the time service is rendered, or based on contractual terms, and amounts billed are expected to be collected within the Company’s stated payment terms. Allowances are established based on the age of accounts receivable or when information becomes available to management that may indicate amounts may not be collectible. The Company generally does not require any collateral from its customers but conducts credit checks on all new customers.

Income Taxes

The Company provides for income taxes using the asset and liability method for recognition of deferred tax consequences of temporary differences, net operating losses, and tax credits by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. A valuation allowance is provided to offset deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Comprehensive Income (Loss)

Net (loss) and change in the fair value of the interest rate swap in 2005 and 2004 is the only component of other comprehensive income (loss).

Fair Value of Financial Instruments

Management believes that the carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, approximate their fair values as of the balance sheet date given the relatively short maturity of these instruments. The carrying amount of long-term debt approximates the fair value due to most of the Company’s debt incurring interest at variable rates based on changes in market conditions.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Derivative Financial Instruments

The Company previously hedged certain interest rate risk by entering into interest rate swap agreements and has accounted for these derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Financial Instruments and Hedging Activities. The Company’s fixed rate interest swap was an effective hedge of the variability of cash flows relating to interest payments on $25.0 million of term loans and qualified for the shortcut method under SFAS No. 133; therefore, there was no hedge ineffectiveness (see Note 8). The interest rate swap agreement ended on January 3, 2005.

Under the terms of the swap, the Company paid interest on the notional amount at a fixed rate of 2.69% and received interest on the notional amount at three-month LIBOR. The Company terminated the swap in connection with the refinancing of its existing indebtedness and recognized a pretax gain of $145,000 in 2005.

New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in the financial statements the impact of a tax position and if that position is more likely than not of being sustained on audit, based on the technical merits of the position. In addition, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods, and disclosure requirements for uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to the beginning retained earnings. The Company anticipates that the adoption of FIN 48 will not have a material impact on its consolidated financial statements.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

4. Allowance for Doubtful Accounts

Activity in the allowance for doubtful accounts is as follows:

	Year Ended December 31
	2006	2005
	(In Thousands)
Balances at beginning of year	$2,802	$4,314
Provision for (reduction of) bad debts	(611)	(236)
Charge-offs, net of recoveries	(392)	(1,276)

Balances at end of year	$1,799	$2,802

5. Related-Party Transactions

Affiliated Entities

Two members of the Board of Directors have ownership interests in a healthcare entity, Care IV, which receives administrative services from the Company. The Company charges monthly fees for various payroll and accounting functions provided to the affiliated entity, which amounted to $0.1 million, $0.2 million and $0.3 million for the years ended December 31, 2006, 2005 and 2004, respectively. Additionally, the Company has made other expense payments on behalf of this entity, which are reimbursable. As of December 31, 2006 and 2005, the Company was owed approximately $16,000 and $40,000, respectively, from this entity.

Management Fee

The Company accrues for management fees payable to its largest shareholder. Management fees under the agreement are $300,000 per year. The Company did not pay management fees during the fourth quarter 2005 and the year ended December 31, 2006, due to restrictions included in its credit facilities. The amounts of management fees accrued as of December 31, 2006 and 2005, were $75,000 and $375,000, respectively, and are classified as long-term obligations.

Involuntary Conversion to a C Corporation

As a result of the Company’s acquisition of InteliStaf, InteliStaf was involuntarily converted from an S corporation to a C corporation, resulting in a change for tax purposes from the cash basis to the accrual basis of accounting. Based on this transition, the Company recorded a deferred tax liability in 2000 for additional taxes to be paid over a four-year period. As part of the acquisition agreement, two stockholders, who were previously employed by the Company, agreed to assume responsibility for 50% of the total tax incurred due to this change. Simultaneous with the acquisition of StarMed, the $0.6 million due from these stockholders was forgiven and the Company paid an additional $150,000 in consideration to them for services rendered related to the acquisition. These amounts have been recorded in selling, general, and administrative expenses in the year ended December 31, 2004.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

5. Related-Party Transactions (continued)

Leases

In connection with the Company’s acquisition of InteliStaf, the Company assumed an office lease agreement with Arjay Properties. There are two members of the Board of Directors who have ownership interests in Arjay Properties. The lease term is ten years and requires monthly lease payments of approximately $11,000 through September 2010. Included in other administrative expenses is approximately $144,000, $140,000 and $136,000 of rent expense related to this lease for the years ended December 31, 2006, 2005 and 2004, respectively. See Note 9 for further discussion of lease commitments.

Notes Receivable from Stockholders

The Company has issued stock to certain officers and key employees in exchange for notes receivable from the officers and employees. In 2005, the Company repurchased 1,075 shares of Class C common stock from the stockholders at $522 per share, in exchange for notes totaling $436,000 and the forgiveness of interest due on the notes in the amount of $126,000. There were no notes receivable from stockholders on December 31, 2006 or 2005.

6. Property and Equipment

Property and equipment consist of the following:

	December 31
	2006	2005
	(In Thousands)
Leasehold improvements	$1,431	$1,389
Furniture, fixtures, and equipment	2,503	2,734
Computer software and equipment	6,950	6,985
Computer software developed for internal use	3,225	3,225

	14,109	14,333
Less accumulated depreciation	(10,249)	(8,308)

	$3,860	$6,025

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Long-Term Debt

In February 2005, the Company entered into a $50.0 million revolving asset based credit facility under which the Company can borrow up to 85% of its eligible trade accounts receivable. This debt is nonamortizing and bears interest at LIBOR plus 250 basis points. As of December 31, 2006 and 2005, the Company borrowed approximately $8.0 million and $11.1 million under the facility, respectively. The Company also entered into a $15.0 million second lien credit facility in February 2005, and subsequently elected to terminate the unused commitment of $2.0 million in August 2005. For each year ended December 31, 2006 and 2005, the Company owed $13.0 million under the second lien credit facility. This debt is nonamortizing and bears interest at LIBOR plus 800 basis points and matures in July 2008. All of the Company’s assets were pledged as collateral under the debt agreements. These credit facilities contain covenants related to maintenance of certain financial ratios, including a fixed charge ratio, a total leverage ratio, and minimum EBITDA requirements. The credit facilities also place certain limitations on the amount of annual capital expenditures.

The Company is also obligated under a Senior Subordinated Loan Agreement (the Subordinated Loan Agreement) of $12.0 million. The Subordinated Loan Agreement requires compliance with certain financial ratios, including fixed charge ratios, total leverage ratios, senior leverage ratios, and total interest coverage ratios, as well as other operational covenants.

As of December 31, 2006, the repayment terms of the Company’s credit facilities are as follows:

Year	Amount
(In Thousands)
2007	$—
2008	33,048

$33,048

The Company has available borrowings of approximately $7,323,000 on its revolving asset based facility as of December 31, 2006.

In 2005, the Company was not in compliance with the fixed charge ratio, the total leverage ratio, and the minimum EBITDA requirements in the current revolving asset based credit facility, the second lien credit facility, and the Subordinated Loan Agreement. In December 2005, the lender on the revolving based credit facility reduced available borrowings to the Company by imposing a $3.0 million reserve.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Long-Term Debt (continued)

Long-term debt consists of the following:

	December 31
	2006	2005
	(In Thousands)
Term notes payable in quarterly payments of interest at LIBOR plus 8.5% (13.9% as of December 31, 2006, and 12.6% as of December 31, 2005) through July 2008, when all outstanding principal and interest are due	$13,000	$13,000
Revolving note payable in monthly payments of interest at 9.0% through April 2008, when all outstanding principal and interest are due	8,048	11,092
Subordinated notes payable in semiannual payments of interest at 12.5% (14.5% as of December 31, 2005, on overdue balance) through October 2008, when all outstanding principal and interest are due	12,000	12,000

	$33,048	$36,092

On March 3, 2006, all of the Company’s lenders amended the existing credit agreements by waiving the 2005 covenant violations and amended the covenants. Under the amended credit agreements with its lenders, the Company was required to comply with an EBITDA covenant which was measured monthly. Under the amended credit agreement related to the revolving asset based credit facility, which has the most stringent EBITDA covenant, the Company was required to accumulate up to $6.0 million in EBITDA for the year ended December 31, 2006. The Company’s aggregate available borrowings under the Credit Agreement were also reduced from $50.0 million to $35.0 million. However, the $3.0 million reserve limitation on available borrowings was released as a result of the amendment.

Concurrent with the ratification of the amendment of the existing agreements, one of the Company’s shareholders entered into an agreement with the revolving asset based credit facility lender under which the shareholder has guaranteed the repayment of up to $3.0 million, as defined, of the Company’s borrowings. The guaranty will terminate effective January 1, 2008.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Long-Term Debt (continued)

On March 3, 2006, the Company also received a capital contribution of $3.75 million from several shareholders in exchange for the issuance of 7,500 shares of Series E common stock. The proceeds of the capital contribution were used to pay for costs associated with the establishment of the aforementioned agreements, as well as for the payment of interest in arrears to the subordinated debt holders. The remainder was used for working capital purposes.

On February 13, 2007, the Company’s lenders amended the existing credit agreements by modifying the existing EBITDA covenant, lowering the available borrowings on the revolving asset based credit facility, and accelerating the maturity date of the revolving asset based credit facility. Under the amended credit agreement related to the revolving asset based credit facility, which has the most stringent EBITDA covenant, the Company must accumulate up to $8.2 million for the year ending December 31, 2007, and $2.1 million for the quarter ended September 30, 2007. The Company’s aggregate available borrowings under the Credit Agreement were reduced from $35.0 million to $25.0 million. The maturity date on the Credit Agreement was accelerated from April of 2008 to January of 2008.

Prior to February 2005, the Company’s Credit Agreement provided for term loans and a Revolving Credit Facility (Revolver) of $25.0 million. Interest on borrowings outstanding under the Credit Agreement accrued at rates which varied based on LIBOR and the Company’s Interest Margin, as defined by the Credit Agreement. Under the credit facilities entered into in February 2005, the amounts outstanding under the term notes of $32.0 million were repaid while the existing $12.0 million of subordinated notes remained outstanding.

8. Stockholders’ Equity

The Company is authorized to issue 500,000 shares of common stock, including 100,000 shares which are designated as Class A common stock, 100,000 shares which are designated as Class B common stock, 55,000 shares which are designated as Class C common stock, 651 shares which are designated as Class D common stock, 10,000 shares which are designated as Class E common stock, and 15,000 shares which are designated as Class F common stock. The remaining authorized common stock has not been designated by the Company as of December 31, 2006. The Company is also authorized to issue 500,000 shares of preferred stock.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

8. Stockholders’ Equity (continued)

The holders of Class F common stock rank senior to the holders of Class, A, Class B, Class C, Class D, and Class E common stock upon liquidation. The holders of Class E common stock rank senior to the holders of Class A, Class B, Class C, and Class D common stock upon liquidation. The holders of Class A common stock rank senior to the holders of Class B, Class C, and Class D common stock upon liquidation. The holders of Class D common stock rank senior to the holders of Class B and Class C common stock upon liquidation. The holders of Class A, Class B, Class E, and Class F common stock have full voting rights and powers equal to the voting rights and powers of each other holder of Class A, Class B, Class E, and Class F common stock. The Class C and Class D common stock are nonvoting.

Holders of Class A, Class E, and Class F common stock are entitled to an 8% cumulative preferred return that is only realized upon liquidation. No accrual for any possible obligation associated with this condition is included in the consolidated financial statements.

On March 3, 2006, the Company issued 7,500 shares of Class E common stock in exchange for $3.75 million. Also on March 3, 2006, RehabCare Group, Inc. (RehabCare), the holder of 31,227 shares of Class B common stock and 637 shares of Class C common stock, notified the Company that it irrevocably abandoned, relinquished, and surrendered all of its rights, title, and interest (contingent or otherwise) in the Class B and Class C common stock of the Company (whether past, current, or future) for zero consideration.

9. Stock Option Plan

As of December 31, 2006, the Company has a stock option plan, Amended and Restated Stock Option Plan of InteliStaf Holdings, Inc. (the Plan). In July 2004, the Company’s Board of Directors authorized the Plan to issue incentive stock options (ISOs) up to a total of 20,740 shares of Class C common stock, which has been reserved for employees and directors. Options generally vest over a four-year period and expire five to ten years after the date of grant. However, the Board of Directors, at its discretion, may decide the period over which options become exercisable and their expiration dates. There are currently 18,740 options outstanding at prices ranging from $100.00 to $800.00 per share.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

9. Stock Option Plan (continued)

The Company’s granted options qualify as ISOs for income tax purposes. As such, a tax benefit is not recorded at the time the compensation cost related to the options is recorded for book purposes due to the fact that an ISO does not ordinarily result in a tax benefit unless there is a disqualifying disposition. Stock option grants of nonqualified options result in the creation of a deferred tax asset, which is a temporary difference, until the time that the option is exercised. Due to the treatment of incentive stock options for tax purposes, the Company’s effective tax rate from year to year is subject to variability.

10. Share-Based Compensation

Prior to January 1, 2006, the Company accounted for share-based employee compensation, including stock options, using the method prescribed in APB No. 25. Under APB No. 25, for stock options granted at fair value, no compensation cost was recognized, and a disclosure was made regarding the pro forma effect on net earnings assuming compensation cost had been recognized in accordance with SFAS No. 123. Effective January 1, 2006, the Company adopted SFAS No. 123R using the modified prospective transition method.

The consolidated statements of operations for the years ended December 31, 2006 and 2005, reflect share-based compensation of $0.4 million and $0.1 million, respectively, recorded within selling, general, and administrative expenses.

The fair value of the stock option awards is expensed ratably over the service period of the employees receiving the awards. As of December 31, 2006, total unrecognized compensation costs related to stock option awards was approximately $0.1 million and the related weighted-average period over which it is expected to be recognized is approximately 1.1 years. The options granted in 2006 had a weighted-average fair value of $28 per share. Options granted and vested in 2006 had a fair value of $0.3 million.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

10. Share-Based Compensation (continued)

The following table provides information about options outstanding at December 31, 2006 (years represents a weighted-average of the remaining years of the contractual life the options are outstanding):

Exercise Price	Years	Outstanding		Exercisable
		Shares	Price	Shares	Price
$100	9.7	8,215	$100	4,383	$100
300	9.7	3,105	300	3,105	300
405	5.9	470	405	470	405
600	9.7	3,105	600	3,105	600
650	8.6	320	650	160	650
750	7.9	420	750	284	750
800	9.7	3,105	800	3,105	800

A summary of the Company’s stock option activity and related information is as follows:

	Year Ended December 31
	2006	2005	2004
Outstanding options, beginning of year	$1,935	$5,532	$7,990
Granted	17,530	640	2,475
Exercised	—	—	—
Forfeited	(725)	(4,237)	(4,933)

Outstanding options, end of year	$18,740	$1,935	$5,532

Exercisable options, end of year	$14,612	$1,136	$2,852

Weighted-average exercise price	$363	$543	$559

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

10. Share-Based Compensation (continued)

Upon adoption of SFAS No. 123R, the Company estimated the value of employee stock options on the date of grant using the Black-Scholes option-pricing model. This determination is affected by the Company’s stock price, as well as assumptions regarding expected volatility, risk-free interest rate, and expected dividends. The weighted-average estimated value of employee stock options granted during the year ended December 31, 2006, was $28.00 using the Black-Scholes model with the weighted-average assumptions provided below.

	Year Ended December 31 2006
Expected option lives	5 – 6	years
Expected volatility	54%
Risk-free interest rate	4.76%
Expected dividends	0.0%

Because option-pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The assumptions presented in the table above represent the weighted-average value of the applicable assumptions used to value stock options at their grant date. In determining the volatility assumption, the Company used a comparative analysis to direct competitors near the date of grant for the volatility of the Company’s share price. The comparative analysis of volatility is believed to be representative of future stock price trends. The expected option lives, which represent the period of time that options granted are expected to be outstanding, were estimated based upon the “simplified” method for “plain-vanilla” options. The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the Company’s employee stock options. The dividend yield assumption is based on the history of no recent dividend payouts with an expectation of no future dividend payouts.

As stock-based compensation expense recognized in the consolidated statement of operations for the year ended December 31, 2006, is based on awards that are ultimately expected to vest, it has been reduced for expected forfeitures. Forfeitures were estimated based on an expected employee exit rate of 10%.

If factors change and the Company employs different assumptions in the application of SFAS No. 123R in future periods, the compensation expense that the Company records under SFAS No. 123R may differ significantly from what it has recorded in the current period.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

11. Income Taxes

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	Year Ended December 31
	2006	2005
	(In Thousands)
Deferred tax assets:
Federal NOL carryforwards	$6,903	$4,903
Book basis in excess of tax basis – goodwill	328	1,523
Accrued expenses	4,075	4,616
Allowance for doubtful accounts	643	799
Amortization of noncompete agreement	1,049	1,168
State net operating loss carryforwards	581	226
Other	300	362

	13,879	13,597
Less valuation allowance for deferred tax assets	(13,560)	(12,483)

Total deferred tax assets	319	1,114

Deferred tax liabilities:
Amortization, depreciation, and basis differences for property and equipment and other long-lived assets	319	1,077
Other	—	37

Total deferred tax liabilities	319	1,114

Net deferred tax assets	$—	$—

Current deferred income tax assets	$—	$—
Long-term deferred income tax liabilities	—	—

	$—	$—

In assessing the carrying value of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has established a valuation allowance for federal and state purposes due to the uncertainty of realizing the full benefit of its deferred tax assets.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

The provision (benefit) for income taxes consists of the following:

	Year Ended December 31
	2006	2005	2004
	(In Thousands)
Current:
Federal	$39	$(664)	$(1,757)
State	235	(447)	96

	274	(1,111)	(1,661)
Deferred:
Federal	—	1,837	(83)
State	—	105	(371)

	—	1,942	(454)

	$274	$831	$(2,115)

A reconciliation between the effective tax rate, as computed on income from continuing operations, and the statutory federal income tax rate is as follows:

	Year Ended December 31
	2006	2005	2004
	(In Thousands)
Income tax (benefit) at the statutory federal rate of 34%	$(864)	$(13,767)	$(1,914)
State income taxes (benefit), net of federal	(35)	(541)	(181)
Nondeductible expenses, including, for 2005, goodwill impairment	190	3,256	76
Other, including change in tax reserves	(94)	(302)	(232)
Change in valuation allowance	1,077	12,185	136

Total income tax expense	$274	$831	$(2,115)

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

As of December 31, 2006, the Company had approximately $20,300,000 of federal net operating loss carryforwards for tax reporting purposes available to offset future taxable income. These loss carryforwards were generated and will expire as follows:

Year Generated	Amount	Year Expiring
2005	$13,600,000	2025
2006	6,700,000	2026

12. Commitments and Contingencies

The Company has entered into or assumed operating leases for administrative office space. Total rent expense under these leases for the years ended December 31, 2006, 2005 and 2004, was approximately $3.4 million, $3.9 million and $3.6 million, respectively, including amounts paid to Arjay Properties (see Note 4). Future minimum lease payments under scheduled operating leases that have initial or remaining noncancelable terms in excess of one year are as follows:

Operating Leases
(In Thousands)
2007	$2,875
2008	2,086
2009	1,633
2010	1,341
2011	1,004
Thereafter	2,279

Total minimum payments	$11,218

In connection with the acquisition of StarMed in 2004, the Company recorded a redundant lease liability in the allocation of the purchase price in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Purchase Combination. The remaining liability for redundant leases was $0.4 million and $0.8 million at December 31, 2006 and 2005, respectively.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

12. Commitments and Contingencies (continued)

The Company is involved in certain claims and pending litigation arising from the normal conduct of business. Based on the present knowledge of facts and, in certain cases, opinions of outside counsel, management believes the resolution of these claims and pending litigation will not have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

13. Employee Benefit Plans

The Company has a nonqualified, defined-contribution plan for its highly compensated employees and matches employee contributions to the plan at the rate of 50% of the first 6% of pretax salary contributed up to 6% of salary. The Company’s contributions to the plan for the years ended December 31, 2006, 2005 and 2004, were approximately $48,000, $124,000 and $40,000, respectively.

In addition to the nonqualified plan, the Company has a defined-contribution, profit-sharing plan for its employees. Participation in the plan is voluntary and is open to employees of the Company immediately upon hire. Upon completion of one year of service, employees are eligible for Company matches of contributions. The Company makes quarterly matches of administrative employee contributions to the plan at the rate of 50% of the first 6% of before-tax salary contributed, up to 6% of salary. The Company makes annual matches of field associate employee contributions to the plan at the rate of 30% of the first 10% of before-tax salary contributed, up to 6% of salary. The Company’s contributions to the plan for the years ended December 31, 2006, 2005 and 2004, were approximately $218,000, $404,000 and $200,000, respectively.

14. Insurance Reserves

The Company maintains insurance reserves for certain workers’ compensation claims and is regulated by various state-administered workers’ compensation insurance commissions. Included in cost of services and selling, general, and administrative expenses are provisions for workers’ compensation totaling approximately $3.1 million, $6.9 million and $3.9 million for the years ended December 31, 2006, 2005 and 2004, respectively. The Company has insurance coverage that limits its exposure on individual claims for the years ended December 31, 2006, 2005 and 2004.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

14. Insurance Reserves (continued)

The Company also maintains insurance reserves for certain claims associated with its employee medical plan. Included in cost of services and selling, general, and administrative expenses are provisions related to the employee medical plan totaling approximately $2.8 million, $2.8 million and $3.6 million for the years ended December 31, 2006, 2005 and 2004. The Company has insurance coverage which generally limits its exposure on individual claims for the years ended December 31, 2006, 2005 and 2004.

The Company also maintains insurance reserves for certain claims associated with its professional and general liability exposure. Included in cost of services and selling, general, and administrative expenses are provisions totaling approximately $2.8 million, $3.3 million and $1.8 million for the years ended December 31, 2006, 2005 and 2004, respectively. The Company has insurance coverage which limits its exposure on individual claims and aggregate claims for the years ended December 31, 2006, 2005 and 2004.